Exhibit 99.1

January 28, 2008	CONFIDENTIAL
Park National Corporation reports 2007 results
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) today reported net income for 2007 was $22.7 million, 76 percent less than Park’s 2006 net income of $94.1 million. Park’s diluted earnings per share for the year 2007 were $1.60, a 76 percent decrease from $6.74 in diluted earnings per share for 2006. Without the $54 million impairment charge to earnings for the fourth quarter based on the reduction in the goodwill value of Park subsidiary Vision Bank, headquartered in Panama City, Fla. (announced January 15, 2008), Park would have earned $76.7 million and $5.40 diluted earnings per share for 2007.
Park’s net loss for the fourth quarter of 2007 was $43.2 million, or a net loss of $3.08 per share-diluted. Without the $54 million impairment charge to earnings for the fourth quarter, Park would have earned $10.9 million or $0.77 in diluted earnings per share for the fourth quarter 2007, compared to $22.6 million or $1.63 in diluted earnings per share in the fourth quarter of 2006.
Park had net loan charge-offs of $22.2 million for 2007 ($11.3 million for the fourth quarter 2007) and recorded a provision for loan losses for the year of $29.5 million ($18.6 million for the fourth quarter 2007). The provision for loan losses for the year ended December 31, 2006 was $3.9 million. Of the nearly $26 million increase in the provision for loan losses in 2007, $19.4 million was associated with Vision Bank. Vision Bank had $8.6 million of net loan charge-offs in 2007. The loan loss provision for the twelve-month period ended December 31, 2007 exceeds the net loan charge-offs for the same period by $7.3 million reflecting the deterioration of credit quality within Vision Bank’s portfolio. Vision Bank’s non-performing loans increased from $26.3 million at September 30, 2007 to $63.5 million at December 31, 2007. This represents 9.93 percent of Vision Bank’s outstanding loans at December 31, 2007, which totalled $639.1 million.
Park’s fourth quarter 2007 results also include a Visa® indemnification charge of $0.9 million, which is based on Park’s membership interest in Visa®. During the fourth quarter, Visa® announced that it had reached an agreement to settle one of its lawsuits and that they were establishing a liability for a potential settlement with another party. Visa® has also announced its plans for an initial public offering (“IPO”). If this IPO occurs, Visa’s® stated intention is to fund litigation settlements from an escrow account that will be funded by the IPO. When and if an IPO takes place, Park would reverse the $0.9 million in contingent liabilities it has recorded in addition to recognizing gains as a result of the IPO.
“Our community banks in Ohio continue to perform very well in a challenging time for all financial institutions,” said Park Chairman C. Daniel DeLawder. “As stated in the news release dated January 15, 2008, we reaffirm our belief in the long term value of the two Vision Bank divisions and believe they will add to our earnings per share in the future.”
Headquartered in Newark, Ohio, Park holds $6.501 billion in assets (based on asset totals as of December 31, 2007). Park and its subsidiaries consist of 14 community banking divisions, 12 of which are based in Ohio, 1 in Alabama and 1 in Florida, and 2 specialty finance companies. Park operates 154 offices through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Vision Bank of Panama City, Florida, Vision Bank Division of Gulf Shores, Alabama, Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), and Guardian Financial Services Company.
Media contacts: Bethany White, Communication Specialist, 740.349.3754
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

          John Kozak, Chief Financial Officer, 740.349.3792
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risk and uncertainties that could cause actual results to differ materially include without limitation, deterioration in the asset value of Vision Bank’s loan portfolio may be worse than expected; Park’s ability to execute its business plan; general economic and financial market conditions, either national or in the states in which Park and its subsidiaries do business, are worse than expected; changes in interest rates; competitive pressures among financial institutions increase significantly; changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.
Complete financial tables are listed below...
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
INCOME STATEMENT

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	DECEMBER 31,			DECEMBER 31,
			PERCENT			PERCENT
	2007	2006	CHANGE	2007	2006	CHANGE
NET INTEREST INCOME	$59,953	$52,441	14.32%	$234,677	$213,244	10.05%
PROVISION FOR LOAN LOSSES	18,597	1,525	1119.48%	29,476	3,927	650.60%
OTHER INCOME	17,944	16,590	8.16%	71,640	64,665	10.79%
GAIN (LOSS) ON SALE OF SECURITIES	—	—		—	97
GOODWILL IMPAIRMENT CHARGE	54,035	—		54,035	—
OTHER EXPENSE	45,523	35,645	27.71%	170,129	141,002	20.66%
INCOME (LOSS) BEFORE TAXES	(40,258)	31,861	-226.36%	52,677	133,077	-60.42%
NET INCOME (LOSS)	(43,170)	22,593	-291.08%	22,707	94,091	-75.87%
NET INCOME BEFORE IMPAIRMENT CHARGE (a)	10,865	22,593	-51.91%	76,742	94,091	-18.44%
NET INCOME (LOSS) PER SHARE-BASIC	(3.08)	1.63	-288.96%	1.60	6.75	-76.30%
NET INCOME (LOSS) PER SHARE-DILUTED	(3.08)	1.63	-288.96%	1.60	6.74	-76.26%
NET INCOME PER SHARE BEFORE IMPAIRMENT CHARGE-DILUTED (a)	0.77	1.63	-52.76%	5.40	6.74	-19.88%
CASH DIVIDENDS DECLARED PER SHARE	0.94	0.93	1.08%	3.73	3.69	1.08%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	-2.63%	1.67%		0.37%	1.75%
RETURN ON AVERAGE ASSETS BEFORE IMPAIRMENT CHARGE (a)	0.66%	1.67%		1.24%	1.75%
RETURN ON AVERAGE EQUITY	-27.14%	15.93%		3.67%	17.26%
RETURN ON AVERAGE EQUITY BEFORE IMPAIRMENT CHARGE (a)	6.83%	15.93%		12.40%	17.26%
YIELD ON EARNING ASSETS	7.02%	6.85%		7.18%	6.77%
COST OF PAYING LIABILITIES	3.47%	3.20%		3.50%	2.97%
NET INTEREST MARGIN	4.04%	4.23%		4.20%	4.33%
EFFICIENCY RATIO	127.06%	51.26%		72.74%	50.35%
NET LOAN CHARGE-OFFS	$11,342	$1,522		$22,208	$3,920
NET CHARGE-OFFS AS A PERCENT OF LOANS	1.07%	0.18%		0.55%	0.12%
BALANCE SHEET AT DECEMBER 31,

			PERCENT
	2007	2006	CHANGE

INVESTMENTS	$1,703,103	$1,513,498	12.53%
LOANS	4,224,134	3,480,702	21.36%
LOAN LOSS RESERVE	87,102	70,500	23.55%
GOODWILL AND OTHER INTANGIBLES	144,556	78,003	85.32%
TOTAL ASSETS	6,501,102	5,470,876	18.83%
TOTAL DEPOSITS	4,439,239	3,825,534	16.04%
BORROWINGS	1,389,727	979,913	41.82%
EQUITY	580,012	570,439	1.68%
BOOK VALUE PER SHARE	41.54	40.98	1.37%
NONPERFORMING LOANS	103,932	25,117	313.79%
NONPERFORMING ASSETS	117,375	28,468	312.31%
PAST DUE 90 DAY LOANS	4,545	7,832	-41.97%

RATIOS
LOANS/ASSETS	64.98%	63.62%
NONPERFORMING LOANS/LOANS	2.46%	0.72%
PAST DUE 90 DAY LOANS/LOANS	0.11%	0.23%
LOAN LOSS RESERVE/LOANS	2.06%	2.03%
EQUITY/ASSETS	8.92%	10.43%

(a)	Net income for the fourth quarter has been adjusted for the impairment charge to goodwill. Net income before impairment charge equals net income for the period plus the impairment charge to goodwill of $54,035.

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2007	2006	2007	2006

RECONCILIATION OF NET INCOME (LOSS) TO NET INCOME BEFORE IMPAIRMENT CHARGE:

NET INCOME (LOSS)	(43,170)	22,593	22,707	94,091
Plus goodwill impairment charge	54,035	—	54,035	—

NET INCOME BEFORE IMPAIRMENT CHARGE	10,865	22,593	76,742	94,091

RECONCILIATION OF NET INCOME (LOSS) PER SHARE-DILUTED TO NET INCOME PER SHARE-DILUTED BEFORE IMPAIRMENT CHARGE:

NET INCOME (LOSS) PER SHARE-DILUTED	(3.08)	1.63	1.60	6.74
Plus impairment charge to goodwill per share-diluted	3.85	—	3.80	—

NET INCOME PER SHARE-DILUTED BEFORE IMPAIRMENT CHARGE	0.77	1.63	5.40	6.74

PARK NATIONAL CORPORATION
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Interest income:
Interest and fees on loans	$82,202	$66,132	$320,827	$255,123
Interest on:
Obligations of U.S. Government, its agencies and other securities	21,365	18,268	77,016	75,300
Obligations of states and political subdivisions	712	852	3,061	3,667
Other interest income	118	123	920	469

Total interest income	104,397	85,375	401,824	334,559

Interest expense:
Interest on deposits:
Demand and savings deposits	9,861	7,225	39,797	25,870
Time deposits	20,975	15,774	81,224	56,402
Interest on borrowings	13,608	9,935	46,126	39,043

Total interest expense	44,444	32,934	167,147	121,315

Net interest income	59,953	52,441	234,677	213,244

Provision for loan losses	18,597	1,525	29,476	3,927

Net interest income after provision for loan losses	41,356	50,916	205,201	209,317

Other income	17,944	16,590	71,640	64,665

Gain (loss) on sale of securities	—	—	—	97

Other expense:
Salaries and employee benefits	24,936	21,019	97,712	82,579
Occupancy expense	2,663	2,369	10,717	9,155
Furniture and equipment expense	2,295	1,878	9,259	8,215
Goodwill Impairment Charge	54,035	—	54,035	—
Other expense	15,629	10,379	52,441	41,053

Total other expense	99,558	35,645	224,164	141,002

Income (loss) before income taxes	(40,258)	31,861	52,677	133,077

Income taxes	2,912	9,268	29,970	38,986

Net income (loss)	($43,170)	$22,593	$22,707	$94,091

Per Share:

Net income (loss) — basic	($3.08)	$1.63	$1.60	$6.75
Net income (loss) — diluted	($3.08)	$1.63	$1.60	$6.74
Weighted average shares — basic	14,029,944	13,845,071	14,212,805	13,929,090
Weighted average shares — diluted	14,030,499	13,872,586	14,217,483	13,966,836

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31,
	2007	2006

Assets

Cash and due from banks	$183,165	$177,990
Money market instruments	10,232	8,266
Interest bearing deposits	1	1
Investment securities	1,703,103	1,513,498

Loans (net of unearned income)	4,224,134	3,480,702
Allowance for loan losses	87,102	70,500
Loans, net	4,137,032	3,410,202

Bank premises and equipment, net	66,634	47,554
Other assets	400,935	313,365

Total assets	$6,501,102	$5,470,876

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$695,466	$664,962
Interest bearing	3,743,773	3,160,572
Total deposits	4,439,239	3,825,534
Borrowings	1,389,727	979,913
Other liabilities	92,124	94,990

Total liabilities	5,921,090	4,900,437

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized in 2007 and 2006; 16,151,200 shares issued in 2007 and 15,358,323 in 2006)	301,213	217,067
Accumulated other comprehensive (loss), net of taxes	(2,608)	(22,820)
Retained earnings	489,511	519,563
Treasury stock (2,186,624 shares in 2007 and 1,436,794 shares in 2006)	(208,104)	(143,371)

Total stockholders’ equity	580,012	570,439

Total liabilities and stockholders’ equity	$6,501,102	$5,470,876

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Assets

Cash and due from banks	$148,912	$139,743	$151,219	$142,794
Money market instruments	10,806	10,445	17,837	8,639
Interest bearing deposits	1	1	1	84
Investment securities	1,710,357	1,526,529	1,573,882	1,578,244

Loans (net of unearned income)	4,196,367	3,411,449	4,011,307	3,357,278
Allowance for loan losses	80,673	70,188	78,255	70,386
Loans, net	4,115,694	3,341,261	3,933,052	3,286,892

Bank premises and equipment, net	66,782	46,704	61,604	46,894
Other assets	460,798	318,400	431,561	317,076

Total assets	$6,513,350	$5,383,083	$6,169,156	$5,380,623

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$717,778	$651,753	$697,247	$662,077
Interest bearing	3,789,396	3,162,943	3,706,231	3,162,867

Total deposits	4,507,174	3,814,696	4,403,478	3,824,944

Borrowings	1,289,179	924,075	1,062,735	928,639
Other liabilities	85,936	81,518	84,185	81,966

Total liabilities	5,882,289	4,820,289	5,550,398	4,835,549

Stockholders’ Equity:
Common stock	300,476	209,721	284,626	208,733
Accumulated other comprehensive (loss), net of taxes	(12,925)	(14,798)	(21,333)	(21,085)
Retained earnings	546,636	511,583	530,324	491,723
Treasury stock	(203,126)	(143,712)	(174,859)	(134,297)

Total stockholders’ equity	631,061	562,794	618,758	545,074

Total liabilities and stockholders’ equity	$6,513,350	$5,383,083	$6,169,156	$5,380,623